Exhibit 23.4

CONSENT OF TOWERS PERRIN

We consent to the use in this registration statement of references to market data relating to executive compensation and benefits and the cash and equity compensation of non-employee directors produced by us and to all references to us and to such data appearing in the registration statement on Form S-1 (File No. 333-142524) of Virgin Mobile USA, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

/s/ L.R. Potgieter
June 14, 2007